U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: August 2, 2005


                      URBAN TELEVISION NETWORK CORPORATION
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             (Exact Name of registrant as specified in its Charter)




        Nevada                       33-58972                    22-2800078
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(State of Incorporation)        Commission File No.            (IRS Employer
                                                             Identification No.)



2707 South Cooper St.  Suite 119   Arlington, TX                    76015
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(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, (   817   )      303       -      7449
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                     (Registrant's former name and address)

Item 1.01   Entry into a Material Definitive Agreement.

         On July 29, 2005, we entered into a stock subscription agreement with Miles Investment Group, Inc., a Texas limited liability company controlled by Jacob R. Miles III, a shareholder and the Company's Chief Executive Officer. The agreement calls for Miles Investment Group, LLC to purchase 69,000,000 restricted common shares for $6,900,000 on an installment basis over a 28 month period with the terms being $100,000 as a down payment and $250,000 per month beginning on September 15, 2005 and the first each month thereafter until the total of $6,800,000 has been paid in full. All the shares are pledged as collateral for the promissory note and will be physically held by the Company. Additionally, Miles Investment Group, LLC will be issued warrants for 30,000,000 shares of restricted common stock that can be exercised for $.01 per share on the following basis: (1) two million shares at any time after the Company's stock bid price on the OTCBB exchange has maintained a $.40 price for 10 consecutive trading days, (2) two million shares at any time after the Company's stock bid price on the OTCBB exchange has maintained a $.75 price for 10 consecutive trading days, (3) three million shares at any time after the Company's stock bid price on the OTCBB exchange has maintained a $1.05 price for 10 consecutive trading days, (4) three million shares at any time after the Company's stock bid price on the OTCBB exchange has maintained a $1.30 price for 10 consecutive trading days, (5) ten million shares at any time after the Company's stock bid price on the OTCBB exchange has maintained a $4.50 price for 10 consecutive trading days and (6) ten million shares at any time after the Company's stock bid price on the OTCBB exchange has maintained a $6.00 price for 10 consecutive trading days.

Item 1.02   Termination of a Material Definitive Agreement.

         On July 26, 2005, the Board of Directors voted (1) to terminate the stock subscription agreement with Dove Media Group, Inc. (formerly known as World One Media Group, Inc.) because of nonpayment of required installment payments, (2) to cancel the 70,000,000 shares issued and held by the Company as security on the stock subscription agreement, (3) reissue 2,500,000 shares to Dove Media Group, Inc. for the $250,000 that it had paid towards the stock subscription Agreement and (4) cancel the 5,000,000 that had been authorized for Dr. Ajibike Akinkoye for services to be rendered to the Company.


Item 3.02 Unregistered Sales of Equity Securities.


         See the disclosure made in Item 1.01 above for restricted common stock to be issued to Miles Investment Group, LLC per a stock subscription agreement.

         The above sales of unregistered securities were made pursuant to Regulation D Rule 506.


Section 5 - Corporate Governance and Management

Item 5.01.  Change in Control of Registrant.

         The execution of the stock subscription agreement with Miles Investment Group LLC as described in Item 1.01 above and the termination of the stock Subscription agreement with Dove Media Group, Inc. (formerly known as World One Media Group, Inc.) as described in Item 1.02 above changed Company's control entity from Dove Media Group, Inc. to Miles Investment Group, LLC.

         In summary, the Miles Investment Group, LLC acquisition of 69,000,000 million restricted common shares and the cancellation of 70,000,000 restricted common shares in the name of World One Media Group, Inc. (now known as Dove Media Group, Inc.) will leave Miles Investment Group, LLC, owning approximately 51.9% of the Company's 132,928,379 outstanding shares. These shares issued above were issued in a private transactions pursuant to Section 4(1) and 4(2)of the Securities Act of 1933, as amended. These shares are considered restricted securities and may not be publicly resold unless registered for resale with appropriate governmental agencies or unless exempt from any applicable registration requirements.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

         On July 26, 2005,  the Board of Directors  voted to replace Dr. Ajibike
O. Akinkoye with Jacob R. Miles III as the Chairman of the Board.

Item 9.01  Financial Statements and Exhibits

(c)      Exhibits

Exhibit No.     Description
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10.1            Stock Subscription Agreement For Purchase of Stock
10.2            Promissory Note
10.3            Warrant Agreement


SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Urban Television Network Corporation
Dated: August 2, 2005
                                             /s/ Randy Moseley
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                                            By: Randy Moseley
                                            Title: Chief Financial Officer